                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

                                           [KV PHARMACEUTICAL logo]


FOR IMMEDIATE RELEASE

             KV PHARMACEUTICAL COMPANY ANNOUNCES APPROVAL FOR TWO
                 STRENGTHS OF GENERIC VERSIONS OF TOPROL-XL(R)

   SECURES 180-DAY EXCLUSIVITY FOR 100 MG AND 200 MG STRENGTHS OF METOPROLOL
                      SUCCINATE EXTENDED RELEASE TABLETS

St. Louis, MO, May 18, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has received final approval from the U.S. Food and Drug Administration (FDA) of its Abbreviated New Drug Application to market its 100 mg and 200 mg strengths of metoprolol succinate extended release tablets. This product is a generic version of AstraZeneca's branded product, Toprol-XL(R). Based on the Company's first-to-file status on its ANDA for these two strengths, KV anticipates being accorded the benefit of a 180-day generic exclusivity period for the marketing of these two dosage strengths. The Company expects to begin shipping in the near future. Additionally, the approval positions KV to eventually offer all four dosage strengths of generic metoprolol succinate extended release tablets pending receipt of FDA approval of its ANDA's for the remaining two strengths (25 mg and 50 mg).

Metoprolol succinate extended release tablets are indicated for the treatment of hypertension used alone or in combination with other antihypertensive agents, for the long-term treatment of angina pectoris and for the treatment of stable, symptomatic (NYHA Class II or III) heart failure of ischemic, hypertensive, or cardiomyopathic origin. Based on reports by third parties, sales of Toprol-XL(R) in the U.S. in 2006 were $1.71 billion. In the 12-month period ended March 2007, total branded dollar volume of Toprol-XL(R) for the 100 mg and 200 mg strengths was $779.2 million, according to IMS America.

Marc S. Hermelin, Chairman and Chief Executive Officer of KV Pharmaceutical stated, "Today marks the most significant generic approval in the history of our ETHEX Corporation generic/non-branded subsidiary and serves as a strong validation of our ANDA filing strategy. Our expected six-month exclusivity on the 100 mg and 200 mg strengths should afford ETHEX a significant opportunity to substantially build its revenues and bottom line, and we will look to build this product line further upon approval of our ANDA's for the 25 mg and 50 mg dosage strengths.

"While this approval is clearly a key milestone for ETHEX and more broadly for all of KV, it is not the only important one we foresee in the months ahead. Additional catalysts for growth include:

   o Approval and Launch of EvaMist(TM) by our Ther-Rx branded business during the second half of fiscal 2008
   o  Introduction of 4 to 6 additional new products throughout fiscal 2008
   o Anticipated filing with the U.S. Food and Drug Administration of the first generic products from the Company's collaboration agreement with Strides Arcolab
   o Approval from the U.S. Food and Drug Administration and launch of the first generic product under the Company's collaboration agreement with Gedeon Richter

We believe that these anticipated events position both our generic and branded businesses for outstanding growth opportunities in fiscal 2008 and beyond."

As previously reported, KV's ANDA filings for metoprolol succinate extended release tablets were the subject of patent infringement litigation filed by the brand manufacturer AstraZeneca against KV and two co-defendants. In January 2006, the U.S. District Court for the Eastern District of Missouri granted the motion by KV and its co-defendants for summary judgment of the invalidity and unenforceability of both patents that were asserted by AstraZeneca (U.S. Patents 5,001,161 and 5,081,154).

Both patents were held invalid, as well as being held unenforceable for inequitable conduct committed by AstraZeneca during prosecution of the patents before the U.S. Patent and Trademark Office. AstraZeneca has appealed this decision to the U.S. Court of Appeals for the Federal Circuit, where a decision on the appeal is pending.

Toprol-XL(R) is a registered trademark of the AstraZeneca group of companies.

ABOUT KV PHARMACEUTICAL COMPANY
-------------------------------

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures and markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes' in its November 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
-----------

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in operating results; (10) the difficulty of predicting international regulatory approval, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the outcome of a previously disclosed inquiry into the effect of certain stock option grants by an independent committee of the Company's Audit Committee and the completion of the interim financial statements for the second and third quarters of fiscal 2007; and
(15) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.